Exhibit 10.1

Execution

AMENDMENT NO. 2 TO FOURTH AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 2 TO FOURTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of June 3, 2020 (this “Amendment No. 2”), is entered into by and among Lerner New York, Inc., a Delaware corporation (“Lerner”), Lernco, Inc., a Delaware corporation (“Lernco”), Lerner New York Outlet, LLC, a Massachusetts limited liability company (“Lerner Outlet”), Lerner New York FTF, LLC, a Delaware limited liability company (“Lerner FTF”, and together with Lerner, Lernco and Lerner Outlet, collectively, “Borrowers” and individually each a “Borrower”), RTW Retailwinds, Inc., a Delaware corporation (“RTW”), Lerner New York Holding, Inc., a Delaware corporation (“Parent”), New York & Company Stores, Inc., a New York corporation (“NY & Co Stores”), Lerner New York GC, LLC, an Ohio limited liability company (“Lerner GC”), and FTF GC, LLC, an Ohio limited liability company (“FTF”, and together with RTW, Parent, NY &Co Stores and Lerner GC, collectively, “Guarantors” and each a “Guarantor”), Wells Fargo Bank, National Association, in its capacity as administrative and collateral agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors are parties to financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Fourth Amended and Restated Loan and Security Agreement, dated October 24, 2014, as amended (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (as may from time to time be amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Agent has become aware that certain Events of Default, as described on Exhibit A attached hereto, have occurred and are continuing as of the date hereof (such Event of Default being collectively referred to herein as the “Existing Defaults”);

WHEREAS, as a result of the Existing Defaults, and in accordance with the terms of the Loan Agreement and applicable law, the Agent and the Lenders may, among other things, (i) declare all or any portion of the unpaid principal amount of the loans, and all other amounts owing or payable thereunder or under any other Financing Agreement, to be immediately due and payable, (ii) continue to charge the Default Rate, (iii) terminate any then outstanding commitments to lend to the Borrowers, without presentment, demand, protest or other notice of any kind, and (iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders thereunder or under any other Financing Agreement, at law or equity;

WHEREAS, notwithstanding the foregoing, the Borrowers have requested that the Agent and the Lenders agree to forbear temporarily from exercising their rights and remedies against the Borrowers based upon the Existing Defaults, and the Agent and the Lenders are willing to do so, but only to the extent, and on the terms and conditions, expressly set forth herein;

WHEREAS, Borrowers and Guarantors have also requested that Agent and Lenders agree to amend certain terms and conditions of the Loan Agreement as set forth in this Amendment No. 2;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions. For purposes of this Amendment No. 2, unless otherwise defined herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the meanings given to such terms in the Loan Agreement.

2.          Amendments to Loan Agreement. As of the Amendment No. 2 Effective Date, the Loan Agreement is amended as follows:

(a)              Section 1.1. Section 1.1 of the Loan Agreement is amended by the addition, in alphabetical order, or the amendment and restatement, as applicable, of the following definitions to read in their entirety as follows:

“Amendment No. 2” means Amendment No. 2 to Fourth Amended and Restated Loan and Security Agreement, dated as of June 3, 2020, among Agent, Lenders, Borrowers and Guarantors, as may be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 2 Effective Date” means the date on which all of the conditions precedent to the effectiveness of Amendment No. 2 shall have been satisfied or shall have been waived by Agent in writing.

“Applicable LC Margin” means at any time as to the Letter of Credit Rate for documentary Letters of Credit and the Letter of Credit Rate for standby Letters of Credit, the applicable percentages (on a per annum basis) as follows: (a) 2.50% for Standby Letters of Credit; and (b) 1.25% for Documentary Letters of Credit.

“Applicable Margin” means, at any time, as to the Interest Rate for Base Rate Loans and the Interest Rate for LIBOR Rate Loans, the applicable percentages (on a per annum basis) as follows: (a) 2.50% for LIBOR Rate Loans (the “LIBOR Rate Margin”) and (b) 1.50% for Base Rate Loans (the “Base Rate Margin”).

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for US Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than 0.50%, the Benchmark Replacement will be deemed to be 0.50% for the purposes of this Agreement.

“Borrowing Base” means, at any time, the amount equal to:

(a)               the sum of:

(i)        the lesser of (A) the sum of (1) ninety percent (90%) of the Net Amount of Eligible Sell-Off Vendors Receivables of Borrowers, plus (2) ninety percent (90%) of the Net Amount of Eligible Damaged Goods Vendors Receivables of Borrowers, and (B) $3,500,000, plus

(ii)       ninety percent (90%) of the Net Amount of the Eligible Credit Card Receivables of Borrowers other than PayPal Receivables, plus

(iii)      the lesser of (A) ninety percent (90%) of the Net Amount of Eligible Credit Card Receivables of Borrowers consisting of PayPal Receivables and (B) $500,000, plus

(iv)      ninety percent (90%) of the Net Recovery Percentage multiplied by the Value of the Eligible Landed Inventory of Borrowers, plus

(v)       the lesser of (A) the sum of (1) ninety percent (90%) of the Net Recovery Percentage multiplied by the Landed Value of Eligible In-Transit Inventory of Borrowers plus (2) ninety percent (90%) of the Net Recovery Percentage multiplied by the Landed Value of Eligible In-Transit LC Inventory of Borrowers, and (B) the amount equal to the lesser of (1) fifteen percent (15%) of the Borrowing Base and (2) $5,000,000, plus

(vi)      one hundred percent (100%) of Eligible Cash Collateral; minus,

(b)       the Reserves and the Bank Product Reserves.

Agent shall have the right to revise the advance rates in, establish Reserves against or sublimits in the Borrowing Base in such amounts and with respect to such matters as Agent in its good faith discretion shall deem necessary or appropriate, at all times and after Agent has completed its updated field audits, examinations and appraisals of the Collateral; provided, that, (i) so long as no Default or Event of Default exists or has occurred and is continuing, Agent shall give to Borrowers ten (10) Business Days’ telephonic or electronic notice and (ii) if a Default or Event of Default exists or has occurred and is continuing, Agent shall give to Borrowers three (3) Business Days’ telephonic or electronic notice if (A) Agent establishes Reserves relating to new categories of Reserves, (B) Agent changes the methodology of calculating Reserves, (C) Agent establishes sublimits in the Borrowing Base or (D) Agent revises the advance rates set forth in subparagraph (a)(iii) and (a)(iv) above based on the results of appraisals of the Inventory conducted in accordance with Section 7.3 hereof that are on a “going out of business sale” basis, net of liquidation expenses. The amounts of Eligible Inventory shall be determined based on the lesser of the amount of Inventory set forth in the general ledgers of Borrowers or the perpetual inventory records maintained by Borrowers. The foregoing notwithstanding, in the event Agent is required to establish Reserves to preserve or protect or maximize the value of the Collateral, Agent shall only provide Borrowers with notice at the time such Reserve is established.

“Letter of Credit Sublimit” means $10,000,000.

“LIBOR Rate” means the greater of (a) 0.50% and (b) the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.

“Material Budget Deviation” shall mean, on a cumulative basis for the four-week period ending May 30, 2020 and on a rolling four-week basis as of the last day of each week thereafter, “Net Cash Flow” as set forth in the Budget for such period is (a) if such amount is a positive number, less than 85% of the projected surplus cash flow or (b) if such amount is a negative number, more than 115% of the projected deficit cash flow.

“Revolver Commitment” means, with respect to each Revolving Loan Lender, its Revolver Commitment, and, with respect to all Revolving Loan Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Loan Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Revolving Loan Lender became a Revolving Loan Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 hereof, and as such amounts may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.6 hereof.

(b)             Section 2.5. Section 2.5 of the Loan Agreement is deleted in its entirety and replaced with the following:

2.5       [Reserved]

(c)             Section 6.4. Section 6.4 of the Loan Agreement is amended by the addition of new clauses (e) and (f) to read in their entirety as follows:

(e)       If, as of the close of business on June 13, 2020 or any Business Day thereafter, the aggregate amount of cash in any Deposit Account maintained by Borrowers and Guarantors exceeds $40,000,000, then Borrowers shall, on the next Business Day thereafter, prepay Revolving Loans in an aggregate principal amount equal to such excess (up to the amount of such outstanding Revolving Loans).

(f)       Borrowers shall cause the outstanding principal balance of the Revolving Loans to be reduced to $0 on or before August 15, 2020.

(d)             Section 7.1. Sections 7.1(a)(i), (ii), (iii) and (iv) of the Loan Agreement are amended and restated in their entirety to read as follows:

(a)       Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

(i)       as soon as possible after the end of each week (but in any event within three (3) Business Days after the end thereof), as of the end of the preceding week: (A) Inventory reports by category, and (B) a Collateral mix report, in form and substance satisfactory to Agent;

(ii)       as soon as possible after the end of each week (but in any event within three (3) Business Days after the end thereof), as of the end of the preceding week, a Borrowing Base Certificate, certified by the principal accounting officer, treasurer or principal financial officer of each Borrower as true and correct, which shall include the calculation of the Compliance Excess Availability and the calculation of Net Amount of Eligible Credit Card Receivables, Net Amount of Eligible Damaged Goods Vendors Receivables and Net Amount of Eligible Sell-Off Vendors Receivables after giving effect to the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof;

(iii)      as soon as possible after the end of each week (but in any event within three (3) Business Days after the end thereof), as of the end of the preceding week, (A) perpetual Inventory reports by location and category (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, bailees or other third parties in possession of the Collateral), (B) the addresses of all new retail store locations of any Borrower or Guarantor opened, and existing retail store locations closed or sold, in each case during the immediately preceding fiscal month, and (C) a report of all deposit accounts (including without limitation local retail store deposit accounts) opened by any Borrower or Guarantor with any bank during the immediately preceding fiscal month, which report shall include the Borrower or Guarantor in whose name the account is maintained, the account number of such account, the name and address of the bank at which such account is maintained, the purpose of such account and the amount held in such account if any, on or about the date of such report;

(iv)      as soon as possible after the end of each week (but in any event within three (3) Business Days after the end thereof), as of the end of the preceding week, a report detailing Inventory turnover;

(e)             Section 9.6. Section 9.6(a)(ii) of the Loan Agreement is deleted in its entirety and replaced with the following:

(ii)       [reserved];

(f)              Section 9.6. Section 9.6 of the Loan Agreement is amended by the addition of new clause (e) to read in its entirety as follows:

(e)       Budget.

(i)        Borrowers have prepared and delivered to Agent and Lenders their weekly cash forecast, commencing with the week ending May 9, 2020 through the week ending August 29, 2020, attached as Exhibit B to Amendment No. 2. The weekly cash forecast attached as Exhibit B to Amendment No. 2 shall be updated on or before June 30, 2020 to cover the thirteen (13) week period commencing June 27, 2020 through the week ending September 19, 2020 (the cash forecast attached as Exhibit B, together with the updated cash forecast delivered to Agent and Lenders, and acceptable to Agent, in accordance with the terms of this Agreement is referred to herein as the “Budget”).

(ii)       Not later than the close of business on the Tuesday following the end of each week, Borrowers shall deliver or cause to be delivered to Agent and Lenders, in form and substance satisfactory to Agent in its Permitted Discretion, a report (the “Budget Compliance Report”) that sets forth, on (A) on a cumulative basis for the four-week period ending June 6, 2020 and on a rolling four week basis thereafter, a comparison of the actual cash receipts and disbursements for each line item of the Budget to the projected cash receipts and disbursements for the previous week, and (B) a certification from chief financial officer, treasurer or chief accounting officer of Borrowers that the information contained in the Budget Compliance Report is true and accurate.

(g)             Section 10.1. Sections 10.1 of the Loan Agreement is amended by deleting “.” At the end of clause (o) and adding “; or” in its place, and by the addition of new clause (p) to read in its entirety as follows:

(p)       the occurrence of a Material Budget Deviation.

3.          References. Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each reference in the other Financing Agreements to the “Loan Agreement” (including, without limitation, by means of words such as “thereunder” or “thereof” and words of similar import), shall mean and be a reference to the Loan Agreement, as amended by this Amendment No. 2. Agent, each of the Lenders signatory hereto, each Borrower and each Guarantor consent to the amendment of the Loan Agreement pursuant to this Amendment No. 2.

4.          Acknowledgment of Existing Defaults. Each Borrower acknowledges and agrees that each of the Existing Defaults has occurred and continues to exist as of the date of this Amendment No. 2.

5.          Agent and Lenders’ Agreement to Forbear from Enforcement Action. Subject to the terms and conditions contained herein, the Agent and the Lenders agree to forbear from exercising their rights and remedies under the Financing Agreements that arise solely as a result of the occurrence of the Existing Defaults during (but only during) the period (such period being hereafter referred to as the “Forbearance Period”) commencing on the Amendment No. 2 Effective Date and ending on the earliest to occur of: (i) June 30, 2020, (ii) the date any breach by any Borrower of any of the terms set forth in this Amendment No. 2, and (iii) the date of the occurrence of any additional Defaults or Events of Default under the Loan Agreement or other Financing Agreements (other than the Existing Defaults) (the “Forbearance Termination Date”). The forbearance contained in this Amendment No. 2 shall not constitute a waiver of any of the Existing Defaults or any other default or event of default that has occurred as of the date hereof, that may be continuing as of the date hereof or that may occur after the date hereof, whether any such defaults or events of default are the same or similar to the Existing Defaults. Each Borrower hereby acknowledges and affirms that, at any time on or after the Forbearance Termination Date, the agreement of the Agent and the Lenders to forbear from exercising their rights and remedies under the Loan Agreement and other Financing Agreements shall automatically and without further action terminate and be of no force and effect; it being understood and agreed that the effect of such termination will be to permit Agent and Lenders to immediately exercise, without any further notice or forbearance of any kind, all of its rights and remedies under the Loan Agreement, Financing Agreements, applicable law or otherwise, without further notice or demand.

6.          Representations and Warranties. Each Borrower and each Guarantor, jointly and severally, represents and warrants with and to Agent, the other members of the Lender Group and Bank Product Providers as follows:

(a)              No Default or Event of Default exists or has occurred and is continuing as of the date hereof other than the Existing Defaults;

(b)              The execution, delivery and performance of this Amendment No. 2 and any other agreements, documents and instruments executed or delivered by any Borrower or Guarantor in connection herewith (together with this Amendment No. 2, the “Amendment Documents”) and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof by each Borrower and Guarantor (i) are all within such Borrower’s or Guarantor’s corporate or limited liability company powers, (ii) have been duly authorized, (iii) are not in contravention of law or the terms of such Borrower’s or Guarantor’s certificate of incorporation, certificate of formation, bylaws, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its property are bound, except for those lease agreements of Lerner for which Lerner did not obtain consents from the parties thereto with respect to this Amendment No. 2, and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of such Borrower or Guarantor other than liens in favor of Agent or any Lender as contemplated by the Financing Agreements;

(c)              Each of the Amendment Documents to which each Borrower and Guarantor is a party constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable in accordance with their respective terms;

(d)              All of the representations and warranties set forth in the Loan Agreement, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment No. 2, except to the extent any such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date); and

(e)              No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Amendment Documents by any Borrower or Guarantor, except for any actions or filings already made or taken and approvals or consents previously obtained.

7.          Conditions Precedent. The effectiveness of this Amendment No. 2 shall be subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)              On or prior to the Amendment No. 2 Effective Date, Agent shall have received a prepayment in an amount not less than $20,000,000 to be applied to the outstanding principal balance of Revolving Loans;

(b)              No Default or Event of Default shall exist or have occurred and be continuing other than the Existing Defaults;

(c)              Agent shall have received counterparts of this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors, and the Lenders;

(d)              Agent shall have received, in form and substance satisfactory to Agent, an officer’s certificate or secretary’s certificate from each Borrower and Guarantor, duly authorized, executed and delivered by an appropriate officer of such Borrower or Guarantor, in form and substance reasonably satisfactory to Agent, setting forth the incumbency and specified signatures of each applicable officer and approving the transactions contemplated by this Amendment No. 2, together with organizational documents and records of all requisite corporate or limited liability company action and proceedings in connection with this Amendment No. 2.

8.          Release and Covenant Not to Sue.

(a)             Release.

(i)        In consideration of the agreements of Agent and Lenders contained herein and the making of Loans and providing of Letters of Credit by or on behalf of Agent and Lenders to Borrowers pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower and Guarantor on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, matured or contingent both at law and in equity, which any Borrower or Guarantor, or any of its successors, assigns, or other legal representatives may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment No. 2, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof and the other Financing Agreements.

(ii)       Each Borrower and Guarantor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(iii)      Each Borrower and Guarantor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted shall affect in any manner the final and unconditional nature of the release set forth above.

(iv)      Each Borrower and Guarantor represents and warrants that each such Person is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and each such Person has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.

(v)       Nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee.

(b)             Covenant Not to Sue. Each Borrower and Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Borrower or Guarantor under Section 11(a) hereof. If any Borrower or Guarantor violates the foregoing covenant, each Borrower and Guarantor agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c)             Waiver of Statutory Provisions. EACH BORROWER AND GUARANTOR HEREBY EXPLICITLY WAIVES ALL RIGHTS UNDER AND ANY BENEFITS OF ANY COMMON LAW OR STATUTORY RULE OR PRINCIPLE WITH RESPECT TO THE RELEASE OF SUCH CLAIMS, AND EACH BORROWER AND GUARANTOR AGREES THAT NO SUCH COMMON LAW OR STATUTORY RULE OR PRINCIPLE SHALL AFFECT THE VALIDITY OR SCOPE OR ANY OTHER ASPECT OF THIS RELEASE.

9.          Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 2 Effective Date and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

10.        No Novation. The amendment and restatement of the Loan Agreement pursuant to this Amendment No. 2 and the Loan Agreement shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations and other obligations and liabilities of Borrowers and Guarantors evidenced by or arising under the Loan Agreement as amended by this Amendment No. 2 or any of the other Financing Agreements. Each Borrower and each Guarantor confirms and agrees that it continues to remain liable for all such Obligations and other obligations and liabilities, and the liens and security interests in the Collateral of Agent securing such Obligations and other obligations and liabilities shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Agent for the benefit of the Secured Parties.

11.        Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

12.        Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

13.        Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

14.        Counterparts. This Amendment No. 2 and any notices delivered under this Amendment No. 2, may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 2 or on any notice delivered to Agent under this Amendment No. 2. This Amendment No. 2 and any notices delivered under this Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 2 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Amendment No. 2 or notice.

15.        Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by the Agent to effectuate the provisions and purposes of this Amendment No. 2.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

LERNER NEW YORK, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Chief Executive Officer, Chief Financial Officer & Treasurer

LERNCO, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President

LERNER NEW YORK OUTLET, LLC

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President, Chief Executive Officer, Chief Financial Officer & Treasurer

LERNER NEW YORK FTF, LLC

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President & Chief Financial Officer

GUARANTORS

RTW RETAILWINDS, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Chief Executive Officer, Chief Financial Officer & Treasurer

[Amendment No. 2 to Fourth Amended and Restated Loan and Security Agreement]

LERNER NEW YORK HOLDING, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Chief Executive Officer, Chief Financial Officer & Treasurer

LERNER NEW YORK GC, LLC

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title: President

NEW YORK & COMPANY STORES, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Chief Executive Officer, Chief Financial Officer & Treasurer

FTF GC LLC

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	President & Chief Executive Officer

[Amendment No. 2 to Fourth Amended and Restated Loan and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and Revolving Loan Lender

By:	/s/ Michele L. Riccobono
Name:	Michele L. Riccobono
Title:	Authorized Signatory

[Amendment No. 2 to Fourth Amended and Restated Loan and Security Agreement]

Exhibit A

To

AMENDMENT NO. 2 TO FOURTH AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT AND JOINDER

Exhibit B

To

AMENDMENT NO. 2 TO FOURTH AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT AND JOINDER